LodgeNet Entertainment Corporation	Form 10-Q

Exhibit 99.1

LODGENET ENTERTAINMENT CORPORATION
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

     Each of the undersigned, Scott C. Petersen and Gary H. Ritondaro, the Chief Executive Officer and the Chief Financial Officer, respectively, of LodgeNet Entertainment Corporation (the “Company”), individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (the “Report”).

     Each of the undersigned hereby certifies that:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 8 day of May 2003.

/s/ Scott C. Petersen Scott C. Petersen Chief Executive Officer

/s/ Gary H. Ritondaro Gary H. Ritondaro Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to LodgeNet Entertainment Corporation and will be retained by LodgeNet Entertainment Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

March 31, 2003